Registration No. 333- ___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ACXIOM CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	71-0581897
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 E. 3rd Street

Little Rock, Arkansas 72201-1709

501-342-1000

(Address of Principal Executive Offices)

2008 Nonqualified Equity Compensation Plan

of Acxiom Corporation

(Full Title of the Plan)

Jerry C. Jones

Chief Legal Officer

Acxiom Corporation

601 E. 3rd Street

Little Rock, Arkansas 72201-1709

501-342-1000

(Name and Address of Agent for Service)

Copies of all correspondence to:

H. Watt Gregory, III

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, Arkansas 72201-3706

CALCULATION OF REGISTRATION FEE

Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.10 Par Value (1)	80,000 (2)	$13.68 (3)	$1,094,400.00 (3)	$43.01

(1)	Preferred Stock Purchase Rights of Acxiom Corporation are attached to and trade with the Acxiom Common Stock.

(2)

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(3)

The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the high and low sales prices of shares of Acxiom’s Common Stock as reported by NASDAQ on May 23, 2008.

________________________________________

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Acxiom Corporation (the “Registrant”) pursuant to General Instruction E to Form S-8 to register an additional 80,000 shares of Common Stock that may be issued to participants under the 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation (the “Plan”). The contents of the registration statement on Form S-8, file number 333-148946 previously filed on January 30, 2008 by the Registrant and relating to the registration of shares of Common Stock for issuance under the Plan, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended March 31, 2008, originally filed with the Commission on May 30, 2008 (Commission File No. 000-13163); and
(b)	The Registrant’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on January 30, 2008 (Commission File No. 333-148946).

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement (other than Current Reports on Form 8-K containing Regulation FD Disclosure furnished under Item 7.01 or Results of Operations and Financial Condition disclosure furnished under Item 2.02 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K), shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Powers of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 30, 2008.

ACXIOM CORPORATION

By: Name: Title:	/s/ Catherine L. Hughes Catherine L. Hughes Corporate Governance Officer and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 2008.

Signature	Title

/s/ William T. Dillard II*	Director

William T. Dillard II

/s/ Michael J. Durham*	Non-Executive Chairman of the Board

Michael J. Durham

/s/ Mary L. Good*	Director

Mary L. Good

/s/ Ann Die Hasselmo*	Director

Ann Die Hasselmo

/s/ William J. Henderson*	Director

William J. Henderson

/s/ Thomas F. McLarty, III*	Director

Thomas F. McLarty, III

/s/ John A. Meyer	Director and Chief Executive Officer
John A. Meyer	(principal executive officer)

/s/ Stephen M. Patterson*	Director

Stephen M. Patterson

/s/ Kevin M. Twomey*	Director

Kevin M. Twomey

/s/ Jeffrey W. Ubben*	Director

Jeffrey W. Ubben

/s/ R. Halsey Wise*	Director

R. Halsey Wise

/s/ Christopher W. Wolf*	Chief Financial Officer
Christopher W. Wolf	(principal financial and accounting officer)

*By:	/s/ Catherine L. Hughes

Catherine L. Hughes

Attorney-in-Fact

INDEX TO EXHIBITS

Number	Exhibit
5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)
23.1	Consent of Kutak Rock, LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP (filed herewith)
24.1	Powers of Attorney (filed herewith)